Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333-229762) of Lam Research Corporation,
2.Registration Statements (Form S-8 Nos. 333-66833, 333-127936, 333-156335, and 333-231138) pertaining to the Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended and restated,
3.Registration Statements (Form S-8 Nos. 333-84638, 333-185641, and 333-233961) pertaining to the Savings Plus Plan, Lam Research 401(k),
4.Registration Statement (Form S-8 No. 333-138545) pertaining to the 2007 Stock Incentive Plan, as amended,
5.Registration Statement (Form S-8 No. 333-181878) pertaining to the Novellus Systems, Inc. 2011 Stock Incentive Plan, Novellus Systems, Inc. Retirement Plan, and Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended, and
6.Registration Statement (Form S-8 No. 333-207844) pertaining to the 2015 Stock Incentive Plan of Lam Research Corporation;

of our reports dated August 11, 2025, with respect to the consolidated financial statements of Lam Research Corporation and the effectiveness of internal control over financial reporting of Lam Research Corporation included in this Annual Report (Form 10-K) of Lam Research Corporation for the year ended June 29, 2025.

/s/ Ernst & Young LLP

San Jose, California
August 11, 2025